Exibit 10.19

                               SEVERANCE AGREEMENT



          THIS SEVERANCE AGREEMENT ("Agreement") is made as of December 31, 2004 between DI GIORGIO CORPORATION, a Delaware corporation, with its principal office located at 380 Middlesex Avenue, Carteret, New Jersey 07008 (the "Corporation"), and RICHARD B. NEFF, with an address at 26 Poole Avenue, Avon-by-the-Sea, New Jersey 07717 (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, effective May 1, 1992, the Corporation and the Executive, among others, entered into an employment agreement pursuant to which the Executive agreed to serve the Corporation as Executive Vice President and Chief Financial Officer; and such agreement was amended August 31, 1992 (the "1992 Agreement") and effective October 31, 1997 the 1992 Agreement was amended and restated (the "1997 Agreement"), and effective April 1, 2000 such agreement was amended and restated in a Second Amended and Restated Employment Agreement (the "2000 Agreement"). In November 2000, the Executive was elected CEO and Co-Chairman of the Board of Directors;

          WHEREAS, the Corporation and the Executive desire to terminate the Executive's employment earlier than provided for in the 2000 Agreement, on the terms and conditions herein set forth:

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          NOW,  THEREFORE,  in  consideration  of the premises,  the Executive's prior services and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

          1. Continuation of Employment. Executive shall continue as an employee through December 31, 2004, pursuant to the terms of the 2000 Agreement, except as the same may be modified in this Agreement.

          2. Term and Annual Payment. The Corporation agrees to pay the Executive severance pay, on the terms and conditions herein set forth for a term of five (5) years commencing as of January 1, 2005 and ending on December 31, 2009, unless sooner terminated as herein provided.

               2.1 Executive's severance pay per annum shall be $50,000, payable quarterly in advance at the rate of $12,500 per calendar quarter commencing January 1, 2005 and on the first day of each calendar quarter thereafter during the five (5) year term unless terminated sooner as provided herein.

               2.2. Upon a "Change of Control" as hereinafter defined, the periodic payments set forth in Section 2.1 shall cease.

               2.3. For the purpose of this Agreement, a "Change of Control" shall mean:

                    2.3.1. The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, (A) the Corporation or its subsidiaries, or (B) any employee benefit plan of the


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Corporation or its subsidiaries  which acquires  beneficial  ownership of voting securities of the Corporation [within the meaning of Rule 13d-3 promulgated under the Exchange Act]) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

                    2.3.2. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                    2.3.3.  Approval by the  stockholders  of the Corporation of
(A) a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Corporation (directly or indirectly) immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own (directly or indirectly) more than 50% of the combined voting power entitled to vote generally in the election of directors of


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the  reorganized,  merged or  consolidated  company's  then  outstanding  voting securities, or (B) a liquidation or dissolution of the Corporation or (C) the sale of all or substantially all of the assets of the Corporation.

                    2.3.4. A sale or other transfer of the partnership interests in Rose Partners, L.P. so that immediately thereafter more than 50% of the combined voting power entitled to vote in the election of director of the Corporation is held by persons other than those who held such voting power immediately prior to such sale or other transfer.

          3. Continued Benefits. At the Corporation's cost:

               3.1. Unless earlier  terminated as provided herein,  for the five
(5) year term, the Executive shall continue to be provided the use of the office he currently occupies and a secretary of his choice.

               3.2. Until the Executive and his spouse reach age 65, the Executive, his spouse and his eligible children shall continue to be covered by the Corporation's health insurance and medical reimbursement plans.

          4. Minimum Bonus for the Year Ended December 31, 2004. The Corporation will pay the Executive, on or before December 31, 2004, a bonus of $99,955.34. The Corporation shall withhold from such bonus: 8.97% New Jersey income tax; 1.45% Medicare tax; and 31.86% federal income tax. The net after-tax payment of $57,693.72 shall be applied in full payment of the principal ($55,209.30) and interest ($2,484.42) due from the Executive to the Corporation; and the Corporation acknowledges that such payment is in full satisfaction of all loans and notes due from the Executive to the Corporation.

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          5. Retirement Bonus for the Calendar Year 2004. The Corporation  shall pay the Executive a discretionary retirement bonus (the "Retirement Bonus") for services rendered in the 2004 calendar year, up to December 31, 2004; provided, however, that the Retirement Bonus shall not be less than eighty (80%) percent of the result of multiplying the Executive's 2003 bonus of $440,000 times a fraction: the numerator of which is the Corporation's EBITDA for the eleven (11) accounting periods ended November 20, 2004 and the denominator of which is
$40,109,000   (representing  the  Corporation's   EBITDA  for  the  eleven  (11)
accounting periods ended November 22, 2003). The determination of the minimum Retirement Bonus in accordance with the preceding formula (the "Minimum Amount") shall be made as soon as practicable following the execution of this Agreement by Ross, Anglim & Angelini, CPAs, whose decision shall be final and binding upon all parties, and the Executive shall be paid the Minimum Amount on or before December 31, 2004. To the extent, if any, that the Retirement Bonus exceeds the Minimum Amount, such excess amount shall be paid to the Executive on or before March 31, 2005.

          6. The Di Giorgio Supplemental Pension Plan. The Executive is a participant in the Di Giorgio Supplemental Pension Plan ("Plan"). The Corporation agrees to amend the Plan as soon as reasonably possible to provide for a lump sum payment to the Executive of his entire balance.

          7. Legal and Professional Fees. The Corporation will reimburse the Executive for all legal and professional fees incurred by the Executive in


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negotiating,  drafting and executing this  Agreement and  concurrent  agreements between the Executive and (i) Las Plumas Partners, L.P. and (ii) Rose Partners, L.P.

          8. Confidentiality; Injunctive Relief.

               8.1. Executive recognizes and acknowledges that the knowledge, information, and relationship with resources, suppliers, and customers of the Corporation, and the knowledge of the Corporation's business methods, systems, plans, and policies which he has heretofore obtained as an employee of the Corporation, are valuable and unique assets of the business of the Corporation. Accordingly, Executive agrees that he will not, during the period that he is serving as Co-Chairman of the Corporation's Board of Directors and for one (1) year thereafter (the "Covenant Period") disclose or use, without the prior written consent of the Board of Directors of the Corporation, directly or indirectly, any non-public information (whether written or unwritten) relating to the Corporation or any of its divisions, operations, subsidiaries or affiliated companies, or any of their respective management, financial condition, subscription, mailing or customer lists, sources of supply, business, personnel, policies, or prospects, to any individual or entity for any purpose whatsoever. The provisions of this Section 8.1 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of Executive's breach of his obligations hereunder), information which is or shall become available in trade or other publications, or information which Executive is required to disclose by order of a court of competent jurisdiction (but only to the extent specifically ordered by such court and, when reasonably


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possible,  if Executive shall give the Corporation prior notice of such intended disclosure so that it has the opportunity to seek a protective order if it deems appropriate).

               8.2. Executive acknowledges and agrees that all memoranda, notes, reports, records, and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement, concerning the Corporation's business, shall be the Corporation's property and shall be delivered to the Corporation on request by the Board of Directors of the Corporation.

          9. No Raid; Non-Compete.

               9.1. Executive agrees that until the expiration of the Covenant Period Executive shall not, without the prior written approval of the Board of Directors of the Corporation directly or indirectly through any other person, firm or corporation, solicit, raid, entice, or induce any person who is, at the time of such solicitation (or was at any time during the eighteen (18) months immediately preceding such solicitation, raid, enticement, or inducement), an employee of the Corporation or any of its subsidiaries or affiliates, to become employed by such person, firm, or corporation, and Executive shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

               9.2. Executive agrees that, until the expiration of the Covenant Period, Executive will not, whether individually or as a partner, owner, officer, director, stockholder, or employee, own, manage, operate, or control or have a financial interest in, or serve as a consultant to, any person, firm, corporation, or other entity which is engaged in any business activity in competition with the business of the Corporation in the markets in which the


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Corporation competes.  The foregoing restrictions shall not be deemed to include
Executive's direct or indirect ownership of any securities in a publicly-traded business entity which does not, and will not with the passage of time, result in his obtaining, directly or indirectly, more than two (2%) percent of the securities of such entity.

          10. Injunctive Relief. Executive acknowledges that the services rendered by him were of a special, unique, and extraordinary character, and if he violates any of the provisions of this Agreement with respect to confidentiality, non-competition, or solicitation, the Corporation would sustain irreparable harm. Accordingly, Executive consents and agrees that if he violates any of the provisions of Sections 8 or 9 hereof, in addition to any other remedies which the Corporation may have under the Agreement or otherwise, the Corporation shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application. Nothing in this Agreement shall be construed as prohibiting the Corporation from pursuing any other remedy or remedies including, without limitation, recovery of damages.

          11. Deductions and Withholding. Executive agrees that the Corporation shall withhold from any and all payments and compensation required to be made to Executive pursuant to this Agreement all Federal, state, local, and/or other taxes which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

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          12. No Conflict.  Executive  represents  and warrants that there is no restriction, agreement or limitation on his right or ability to enter into and perform the terms of this Agreement.

          13. Miscellaneous.

               13.1. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto respecting the employment of and severance of employment of the Executive by the Corporation and constitutes the complete understanding between the parties with respect to the employment of and severance of employment of the Executive hereunder. No statement, representation, warranty, or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by each of the parties hereto.

               13.2. Waiver by either party hereto of any breach of default by the other party to any of the terms and provisions of this Agreement, shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

               13.3. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be delivered personally, by Federal Express or other prepaid, internationally recognized receipted overnight or courier service, or sent by registered or certified mail, return receipt requested, first class postage prepaid, to the other party hereto at its or his address as set forth in the beginning of this Agreement. Either party may


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change the address to which notices, requests, demands, and other communications hereunder shall be directed by giving written notice of such change of address to the other party in the manner above stated.

                           13.4. This Agreement shall inure to the benefit of
and shall be binding upon the
heirs, executors, administrators, successors, and legal representatives of Executive and shall inure to the benefit of and be binding upon the Corporation and its successors. This Agreement is personal as to Executive and, except for transfer to his heirs or personal representative, the Executive may not assign, transfer, pledge, encumber, hypothecate, or otherwise dispose of this Agreement or any of his rights hereunder and any such attempt of assignment, transfer, pledge, encumbrance, hypothecation, or other disposition shall be null and void and without effect.

               13.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

               13.6.   The  paragraph   headings  of  this   Agreement  are  for
convenience of reference only and shall not limit or define the text thereof.

               13.7. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

               13.8. This Agreement may be executed in two or more counterparts and by fax, each of which shall be deemed an original and all of which, when taken together shall be deemed to constitute one and the same instrument. Delivery of a signed counterpart by fax shall constitute sufficient delivery.

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               13.9.  Any dispute  regarding  this  Agreement  shall be resolved exclusively by arbitration in New Jersey in accordance with the employment rules of, and under the aegis of, the American Arbitration Association then in effect. The Corporation shall pay Executive's reasonable legal expenses in connection with any such arbitration; provided, however, that Executive shall reimburse the Corporation for such expenses if the arbitrator(s) shall decide the material issues in favor of the Corporation and provide in their award for such reimbursement.

                    IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

                             DI GIORGIO CORPORATION


                             By:  /s/ Robert A. Zorn       12/30/04
                             --------------------------------------------------
                                  Name: Robert A. Zorn, EVP




                                  /s/ Richard B. Neff      12/29/04
                              -------------------------------------------------
                              RICHARD B. NEFF


Confirmed and Approved:



/s/ Emil W. Solimine
---------------------------------------
EMIL W. SOLIMINE, Chairman of the
Compensation Committee of the Board of
Directors

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